                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         ANALYSTS INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                  AIC ANALYSTS INTERNATIONAL CORPORATION LOGO


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 16, 1997



    The annual meeting of shareholders of Analysts International Corporation will be held at the Edina Country Club, 5100 Wooddale Avenue, Edina, Minnesota on October 16, 1997 at 3 o'clock p.m., for the following purposes:


    1.  to elect six directors of the Company;


    2. to ratify the appointment of Deloitte & Touche LLP as independent auditors to examine the Company's accounts for the fiscal year ending June 30, 1998; and



    3. to transact such other business as may properly come before the meeting or any adjournment thereof.



    Shareholders of record at the close of business on August 25, 1997 are entitled to notice of and to vote at the meeting.



    Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended June 30, 1997 also accompanies this Notice.


                                          By Order of the Board of Directors

                                               [SIGNATURE]
                                          Thomas R. Mahler
                                          SECRETARY

Approximate date of mailing of proxy materials:

September 8, 1997


       Please sign, date and return your proxy in the enclosed envelope.

                  AIC ANALYSTS INTERNATIONAL CORPORATION LOGO

                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 16, 1997



    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the shareholders. Proxies that are signed by shareholders but lack any such specification will be voted in favor of the election of directors and ratification of auditors, as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or (b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a proxy should be sent to Analysts International Corporation, 7615 Metro Boulevard, Minneapolis, Minnesota 55439, Attention: Thomas R. Mahler, Secretary.



    Shareholders of record on August 25, 1997 are entitled to receive notice of and to vote at the meeting. As of the record date, there were outstanding and entitled to be voted at the meeting 14,869,132 common shares, each share being entitled to one vote.



    The two proposals which have been properly submitted for action by shareholders at the annual meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the annual meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.



    Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directors. Votes withheld from a nominee will not count against the election of such nominee. The affirmative vote of the holders of a majority of the common shares present and entitled to vote is required for the approval of auditors (Proposal 2). For this purpose, a shareholder who abstains is considered to be present and entitled to vote at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote or withholds authority to vote shall not be considered present and entitled to vote. Brokers have discretion to vote on both of these proposals.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS
    Unless otherwise directed by the shareholders, shares represented by proxies will be voted in favor of the election of the following nominees for directors to serve until the next annual meeting and until their successors are elected and qualified. Each nominee is at present a member of the Board of Directors and was previously elected as a director by the shareholders. If any nominee is unable to stand for election, it is intended that shares represented by proxy will be voted for a substitute nominee recommended by the Board of Directors, unless the shareholder otherwise directs. Management is not aware that any nominee is unable to so stand for election.


                        NAMES, PRINCIPAL OCCUPATIONS FOR THE PAST FIVE YEARS                          COMMON SHARES   PERCENT
                  AND SELECTED OTHER INFORMATION CONCERNING NOMINEES FOR DIRECTORS                      OWNED(1)      OF CLASS
- ------------------------------------------------------------------------------------------------------------------------------
VICTOR C. BENDA                    President and Chief Operating Officer of the Company               780,756(2)        5.3%
  Director since 1970
  Age -- 66
- ------------------------------------------------------------------------------------------------------------------------------
WILLIS K. DRAKE                    Chairman of the Board (retired) of Data Card Corporation, a          46,066           *
  Director since 1982              manufacturer of embossing and encoding equipment
  Age -- 74
  Mr. Drake is also a director of Innovex, Inc., Digi International, Inc., Telident, Inc. and Unimax
  Systems Corporation
- ------------------------------------------------------------------------------------------------------------------------------
FREDERICK W. LANG                  Chairman and Chief Executive Officer of the Company                372,745(3)        2.5%
  Director since 1966
  Age -- 72
- ------------------------------------------------------------------------------------------------------------------------------
MARGARET A. LOFTUS                 Principal in Loftus Brown - Wescott, Inc., business consultants,       900            *
  Director since 1993              since 1989. Formerly Vice President - Software, Cray Research,
  Age -- 53                        Inc.
  Ms. Loftus is also Board Chair of Unimax Systems Corporation.
- ------------------------------------------------------------------------------------------------------------------------------
EDWARD M. MAHONEY                  Chairman and CEO (retired) of Fortis Advisers, Inc., an              13,086           *
  Director since 1980              investment advisor, and Fortis Investors, Inc., a broker-dealer
  Age -- 67
  Mr. Mahoney is also a director of the eleven Fortis mutual fund companies.
- ------------------------------------------------------------------------------------------------------------------------------
ROBB PRINCE                        Financial Consultant and former Vice President and Treasurer of       4,000           *
  Director since 1994              Jostens Inc., a school products and recognition company
  Age -- 56
  Mr. Prince is also a director of the eleven mutual fund companies managed by Fortis Advisers, Inc.
- ------------------------------------------------------------------------------------------------------------------------------
All directors and executive officers as a group (9 in number)                                         1,457,939(4)      9.8%
- ------------------------------------------------------------------------------------------------------------------------------

(1) Except as otherwise indicated, each person possesses sole voting and investment power with respect to shares shown as beneficially owned. Ownership and percent of class owned is provided as of August 25, 1997. An asterisk indicates the shares held are less than one percent of total shares outstanding.
(2) Includes (a) 31,756 shares held by members of his family and as to which he disclaims beneficial ownership and (b) 10,000 shares subject to an option exercisable within 60 days of August 25, 1997.

(3) Includes (a) 5,600 shares held by members of his family and as to which he disclaims beneficial ownership and (b) 23,488 shares subject to an option exercisable within 60 days of August 25, 1997.
(4) Includes 66,212 shares subject to options exercisable within 60 days of August 25, 1997. Also includes shares owned by non-director executive officers as follows: Sarah Spiess -- 43,534, Thomas R. Mahler -- 45,755 and
     Gerald M. McGrath -- 118,364.


BOARD COMMITTEES AND COMPENSATION
    The two standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Current committee members are as follows:

      NAME OF COMMITTEE                          MEMBERSHIP
- ------------------------------  --------------------------------------------
Audit Committee                 Willis K. Drake, Margaret A. Loftus and
                                 Edward M. Mahoney
Compensation Committee          Willis K. Drake, Edward M. Mahoney and Robb
                                 Prince

    The Audit Committee, which is made up entirely of non-employee Directors, held two meetings during the fiscal year and consulted with one another on Committee matters between meetings. The Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. Its responsibilities include selecting the Company's independent certified public accountants; reviewing and approving the scope of the annual audit as proposed by the independent certified public accountants; reviewing the results of the annual audit; and considering recommendations of the independent certified public accountants regarding the Company's system of internal accounting controls and financial reporting. The Company's independent certified public accountants always have direct access to Audit Committee members.


    The Compensation Committee, which also is made up entirely of non-employee Directors, held three meetings during the fiscal year and consulted with one another on Committee matters during the year. The Committee's purpose is to monitor management compensation for consistency with corporate objectives and shareholders' interests. It recommends to the full Board the annual salaries and incentive plans for executive officers; monitors and makes recommendations to the full Board regarding retirement plans for executive officers; grants options under the Company's employee stock option plans; and oversees and monitors compensation plans.


    The Board of Directors does not have a nominating committee.


    During the fiscal year, there were six regular meetings of the Board of Directors; combined attendance of incumbent directors at meetings of the Board of Directors and of standing committees was 100%.



    Directors who are not officers or employees of the Company each received a quarterly fee of $3,500, fees of $700 for each Board of Directors meeting and $500 for each committee meeting attended, and an option grant for 4,000 shares at $27.44 on January 3, 1997 pursuant to the 1996 Stock Option Plan for Non-Employee Directors.


    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

                              PROPOSAL NUMBER TWO

                            APPOINTMENT OF AUDITORS


    Unless otherwise directed by the shareholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of the firm of Deloitte & Touche LLP to examine the accounts of the Company for the year ending June 30, 1998. Management believes that neither Deloitte & Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.



       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
         PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee, consisting of three non-employee directors, meets formally and consults informally during the year. A more complete description of the functions of the Compensation
Committee is set forth above under the caption "Board Committees and Compensation."

    COMPENSATION   PHILOSOPHY   AND   OBJECTIVES.     The   Company's  executive
compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to:

        - Provide compensation that enables the Company to attract and retain key executives.

        - Reward the achievement of desired Company performance goals.

        - Align the interest of the Company's executives to shareholder return through long-term opportunities for stock ownership.

    The executive compensation program provides an overall level of compensation opportunity that the Compensation Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee from time to time utilizes industry compensation data provided by Watson Wyatt Worldwide, a nationally recognized compensation consulting firm.

    EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The particular elements of the compensation program are discussed more fully below.

    BASE SALARY. Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and personal and corporate development goals and the overall performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity. Executive salary increases have been less than 5% per year over the past three years.


    ANNUAL CASH BONUS INCENTIVES. The Compensation Committee emphasizes annual cash bonus incentives as a means of rewarding executives for significant Company and individual performance. Prior to the beginning of each fiscal year, the Compensation Committee establishes objective performance criteria for incentive compensation for each executive officer, taking into account business conditions and profit projections for the coming year. Incentive compensation for each executive officer is based on attainment of the performance criteria so established. Performance criteria for each of the past three fiscal years for Mr. Lang, CEO of the Company, Mr. Benda, Ms. Spiess, Mr. Mahler and Mr. McGrath have been based on the Company's attainment of specified pre-tax profit objectives.


    The Compensation Committee believes that this incentive arrangement creates a direct relationship between the most important measure of Company performance
- - profit - and executive compensation.

    LONG-TERM INCENTIVES. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long term interests of management and shareholders. Stock options, therefore, are granted at the market value of the common shares on date of grant and typically vest in installments of 25% per year beginning one year after grant. The value received by the executive from an option granted depends completely on increases in the market price of the Company's common shares over the option exercise price. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Compensation Committee based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term strategic goals.


    TAX DEDUCTIBILITY CONSIDERATIONS. Effective January 1, 1994, deductibility of compensation paid to the Company's four executive officers is limited to $1 million per executive, except for certain "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee has been advised that compensation attributable to stock options granted under plans approved by shareholders will qualify as performance-based compensation. For 1998, compensation in the form of salary and cash bonus incentives will not exceed the limit and therefore will be fully deductible, and the Committee does not anticipate that compensation in these forms for any individual executive officer will exceed the deductibility limit in the foreseeable future. The Committee will take appropriate action to preserve the deductibility of executive compensation at such future time as it deems necessary.

                                          E.M. Mahoney, Chair
                                          W.K. Drake
                                          R. Prince
                                          MEMBERS OF THE COMPENSATION COMMITTEE

SUMMARY COMPENSATION TABLE


    The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the other four executive officers of the Company.



                                                                                                   LONG-TERM
                                                                          ANNUAL COMPENSATION     COMPENSATION
                                                                        ------------------------  ------------      ALL OTHER
                     NAME AND PRINCIPAL POSITION                        YEAR   SALARY   BONUS(1)   OPTIONS(#)    COMPENSATION(2)
- ----------------------------------------------------------------------  ----  --------  --------  ------------   ---------------
F.W. Lang ............................................................  1997  $334,700  $267,760     18,582          $2,005
 Chairman & Chief Executive Officer                                     1996  $321,800  $257,440     26,976          $1,693
                                                                        1995  $309,420  $247,536     10,000          $1,517
V.C. Benda ...........................................................  1997  $294,500  $235,600          0          $1,153
 President and Chief Operating Officer                                  1996  $283,000  $226,400     20,000          $  986
                                                                        1995  $272,100  $217,680     10,000          $  851
S.P. Spiess(3) .......................................................  1997  $209,167  $105,545     30,000          $    0
 Executive Vice President
T.R. Mahler ..........................................................  1997  $174,500  $ 69,800      6,677          $  302
 Secretary and General Counsel                                          1996  $167,800  $ 67,120     11,315          $  286
                                                                        1995  $161,330  $ 64,532      7,000          $  281
G.M. McGrath .........................................................  1997  $174,500  $ 69,800      5,216          $  493
 Vice President - Finance and Treasurer                                 1996  $167,800  $ 67,120     12,160          $  433
                                                                        1995  $161,330  $ 64,532      7,000          $  394

- ------------------------
(1) Represents amounts paid with respect to the fiscal years shown under the incentive compensation plans described herein.
(2)  Represents life insurance premiums paid for each executive.
(3)  Ms. Spiess was named Executive Vice President on December 1, 1996.


OPTIONS


    The following tables show certain information regarding stock options granted during fiscal 1997 to the Company's five executive officers, the number of options exercised by them during the fiscal year and the number and value of options unexercised at fiscal year end.


                  AGGREGATED OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                                       POTENTIAL
                                                                                                                      REALIZABLE
                                                                              % OF TOTAL                               VALUE(2)
                                                            NUMBER OF       OPTIONS GRANTED  EXERCISE  EXPIRATION  -----------------
NAME                                                    OPTIONS GRANTED(1)  IN FISCAL YEAR    PRICE       DATE       5%       10%
- ------------------------------------------------------  ------------------  ---------------  --------  ----------  -------  --------
                                                                 14,931          12.6%       $  34.25   5/11/07    $321,608 $815,019
                                                                  3,651          3.1%           27.38   1/29/07     62,867   259,282
F.W. Lang.............................................
                                                                    -0-           --            --         --        --        --
V.C. Benda............................................
                                                                 10,000          8.5%           24.25   2/20/07    152,507   386,482
                                                                 20,000          17.0%          29.00   12/19/01   160,000   354,095
S.P. Spiess...........................................
                                                                  1,592          1.4%           28.25   1/20/07     28,283    71,677
                                                                  3,029          2.6%           27.75    1/9/07     46,341   133,962
                                                                  2,056          1.7%           18.00    8/8/01     10,225    22,593
T.R. Mahler...........................................
                                                                  5,216          4.4%           28.38   1/16/07     93,053   235,921
G.M. McGrath..........................................

- ------------------------

(1) All options were granted at an exercise price equal to the fair market value on the date of grant. The grants provide that the options are not exerciseable during the first year after the grant, and thereafter become exerciseable at the rate of 25% per year for each of the next four years, except for the 10,000 share grant to Ms. Spiess, which becomes exerciseable in three annual installments beginning February 2002.
(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates required by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE


                                                                                                        VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                          SHARES                      OPTIONS AT END OF YEAR                 END OF YEAR
                                         ACQUIRED        VALUE      ---------------------------   ---------------------------------
NAME                                    ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
- --------------------------------------  -----------   -----------   -----------   -------------   --------------   ----------------
F.W. Lang.............................    37,500       $  898,513     23,488         69,046          $426,756          $825,212
V.C. Benda............................    85,000        1,407,956     10,000         40,000           146,200           677,300
S.P. Spiess...........................       -0-              -0-     28,001         58,999           612,145           646,035
T.R. Mahler...........................    16,657          263,578      3,501         30,649            57,094           510,043
G.M. McGrath..........................    14,580          265,720      3,501         30,453            57,095           503,458

- ------------------------
(1) Value calculated at the market value on date of exercise less the exercise price.

(2) Value calculated at the market value on June 30, 1997 less the option exercise price.



    EMPLOYMENT CONTRACTS. Agreements with the Company's executive officers provide that, following a change in control, the Company will (i) continue their employment for specified periods (36 months in the case of Messrs. Lang and Benda, 24 months in the case of Ms. Spiess and 12 months in the case of Messrs. Mahler and McGrath) without reduction in compensation or benefits and (ii) provide them with a severance payment should the Company terminate their employment during those periods. The amount of the severance payment would be
2.99 times annualized compensation for Messrs. Lang and Benda, two times annualized compensation for Ms. Spiess and one times annualized compensation for Messrs. Mahler and McGrath. Other agreements provide that they are entitled to receive incentive compensation under their incentive compensation plans described above for the balance of the fiscal year in the event of a change in control.



    SENIOR EXECUTIVE RETIREMENT PLAN. The Company's executive officers are eligible for retirement benefits under this plan, which provides for an annual payment equal to 60% of average cash compensation for Messrs. Lang and Benda, 45% for Ms. Spiess and 30% for Messrs. Mahler and McGrath for the highest five years of the last ten years of employment. The benefit is payable for fifteen years in the case of retirement after age 65. Estimated annual benefits payable to Mr. Lang, Mr. Benda, Ms. Spiess, Mr. Mahler and Mr. McGrath under this plan following retirement at age 65 (age 72 for Mr. Lang) are $318,658, $273,633, $165,600, $73,647, and $73,647, respectively. A trust agreement has been entered into with Norwest Bank Minnesota, N.A., as trustee, under which the trustee is to hold the assets required to fund this plan and make the required distributions.

STOCK PERFORMANCE GRAPH


    The following graph compares the Company's five-year cumulative total return to the NASDAQ Index and a peer group index selected by the Company over a five year period beginning July 1, 1992 and ending June 30, 1997. The total shareholder return assumes $100 invested at the beginning of the period in AiC Common Stock and in each of the foregoing indices. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.


                     COMPARISON OF CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            DOLLARS                                 AIC      NASDAQ U.S.      PEER GROUP
1992                                                                100.00          100.00           100.00
1993                                                                178.06          125.76           130.69
1994                                                                153.33          126.97           191.68
1995                                                                247.96          169.48           265.63
1996                                                                408.13          217.57           401.06
1997                                                                660.50          264.59           489.78
ASSUMES INITIAL INVESTMENT OF $100
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

The peer group index reflects the stock performance of the following publicly traded companies in the Company's industry: American Management Systems, Computer Data Systems, Inc., Computer Horizons, Computer Sciences, Computer Task Group, and Keane Inc.

                               OTHER INFORMATION

PRINCIPAL SHAREHOLDERS

    The table below sets forth certain information as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock:


NAME AND ADDRESS                 NUMBER OF SHARES    PERCENT
OF BENEFICIAL OWNER             BENEFICIALLY OWNED   OF CLASS
- ------------------------------  ------------------   --------
Janus Capital Corporation         840,000(1)           5.6%
100 Fillmore Street, Suite 300
Denver, CO 80206-4923
Putnam Investments, Inc.          924,796(2)           6.2%
One Post Office Square
Boston, MA 02109
T. Rowe Price Associates, Inc.    889,000(3)           6.0%
100 East Pratt Street
Baltimore, MD 21202


- ------------------------

(1) As reported in its Schedule 13G dated February 10, 1997, Janus Capital Corporation has shared voting power and shared dispositive power over 840,000 shares. Voting and dispositive power are reported as being shared with Janus Venture Fund and Thomas H. Bailey, who are affiliated with Janus Capital Corporation.



(2) As reported in its Schedule 13G dated January 27, 1997, Putnam Investments, Inc. has shared voting power of 530,669 shares and shared dispositive power over 924,767 shares. Voting and dispositive power are reported as being shared with Putnam Investments, Inc., Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc., and The Putnam Advisory Company, Inc., who are all affiliated with Putnam Investments, Inc.



(3) As  reported in  its Schedule  13G dated  February 14,  1997, T.  Rowe Price
    Associates has sole voting power over 57,000 shares and has shared dispositive power over 889,000 shares.


SOLICITATION OF PROXIES


    Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005 to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $4,500 plus out of pocket expenses.

1998 SHAREHOLDER PROPOSALS



    Proposals of shareholders intended to be presented at the annual meeting in 1998 must be submitted to the Company in appropriate written form on or before May 12, 1998.


                                          By Order of the Board of Directors

                                               [SIGNATURE]
                                          Thomas R. Mahler
                                          SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       ANALYSTS INTERNATIONAL CORPORATION
                 PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints F. W. Lang and
T. R. Mahler or either one of them with full power of substitution, as proxy or proxies, to vote all Common Shares of Analysts International Corporation of the undersigned at the Annual Meeting of Shareholders on October 16, 1997 and at all adjournments thereof, on the following matters:

1.   ELECTION OF DIRECTORS  / / FOR all nominees listed below             / / WITHHOLD AUTHORITY
                            (except as marked to the contrary             to vote for all nominees listed
                            below)                                        below

V. C. Benda, W. K. Drake, F. W. Lang, M. A. Loftus, E. M. Mahoney, and R. Prince

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

- --------------------------------------------------------------------------------

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE as independent auditors for the year ending June 30, 1998.

3. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ABOVE MATTERS.

    Please complete, sign and mail this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.
                                              Dated ______________________, 1997
                                              __________________________________
                                                   Signature of Shareholder
                                              __________________________________
                                                   Signature of Shareholder

                                              (Please sign your name exactly as
                                              it appears hereon. In the case of
                                              stock held in joint tenancy, all
                                              joint tenants must sign.
                                              Fiduciaries should indicate title
                                              and authority.)